CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports dated November 16, 1999 and November 17, 1999 for the Kemper High Yield Fund and Kemper High Yield Opportunity Fund, respectively, in the Registration Statement (Form N-1A) of Kemper High Yield Series and their incorporation by reference in the related prospectus and statement of additional information of Kemper Income Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933 (File No. 2-60330) and in this Amendment No. 39 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2786).




                                                         /s/ERNST & YOUNG LLP
                                                         ERNST & YOUNG LLP




Chicago, Illinois
December 22, 1999